________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 28, 2003


                        EMPIRE FINANCIAL HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                 (State or other jurisdiction of incorporation)


                                    001-31292
                            (Commission File Number)


                                   56-3627212
                      (IRS Employer Identification Number)


                1385 WEST STATE ROAD 434, LONGWOOD, FLORIDA 32750
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (407) 774-1300


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

             ______________________________________________________

ITEM 5.  OTHER EVENTS.


         Abandonment of Proposed Spin-Off.

         The Registrant and its principal shareholders, Kevin M. Gagne and Richard L. Goble, entered into a non-binding Letter of Intent, dated March 28, 2003, confirming their interest in effectuating a spin-off of Advantage Trading Group, Inc., a Florida corporation and a wholly-owned subsidiary of the Registrant, from the Registrant. On May 28, 2003, the Registrant advised Mr. Gagne and Mr. Goble that it was not interested in pursuing the proposed spin-off at this time and that the Registrant had discontinued all activities and negotiations related thereto.


         Termination of Richard L. Goble.

         On May 28, 2003, the Registrant terminated for cause that certain Employment Agreement, dated December 27, 2001, between the Registrant and Richard L. Goble. In connection with the termination of the Employment Agreement, Mr. Goble ceased being an officer or employee of the Registrant or any of its subsidiaries. Mr. Goble, however, remains a director of the Registrant as well as a principal shareholder of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMPIRE FINANCIAL HOLDING COMPANY


Date: May 28, 2003                      By:   /s/ Kevin M. Gagne
                                              --------------------------------
                                              Kevin M. Gagne
                                              Chief Executive Officer